UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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Aehr Test Systems

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AEHR TEST SYSTEMS

400 Kato Terrace

Fremont, California 94539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 21, 2014

To The Shareholders of

Aehr Test Systems:

You are cordially invited to attend the Annual Meeting of Shareholders, or the Annual Meeting, of Aehr Test Systems, a California corporation, or the Company, to be held on October 21, 2014, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

1.	To elect seven directors.

2.	To approve an amendment to the Company’s 2006 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by an additional 750,000 shares.

3.	To ratify the selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on September 5, 2014 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

GAYN ERICKSON
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT SEPTEMBER 26, 2014. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD; OR

•	ATTEND THE COMPANY’S 2014 ANNUAL MEETING OF SHAREHOLDERS AND VOTE.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING TO BE HELD OCTOBER 21, 2014:

The Company’s Proxy Statement, form of proxy card and 2014 Annual Report are available at: www.aehr.com under the heading “Investors” and the subheading “Annual Reports/Proxies.”

AEHR TEST SYSTEMS

400 Kato Terrace

Fremont, California 94539

PROXY STATEMENT

2014 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to the shareholders of Aehr Test Systems, a California corporation, or the Company, in connection with the solicitation of proxies by the Board of Directors, or the Board, for use at the Annual Meeting of Shareholders of the Company, or the Annual Meeting, to be held on Tuesday, October 21, 2014 at 4:00 p.m. local time, and at any adjournments thereof.

At the Annual Meeting, the shareholders will be asked:

1.	To elect seven directors.

2.	To approve an amendment to the Company’s 2006 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by an additional 750,000 shares.

3.	To ratify the selection of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on September 5, 2014 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such shareholder will be entitled to one vote for each share of Common Stock, or Common Share, held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

The Company’s Annual Report on Form 10-K, containing financial statements for the fiscal year ended May 31, 2014, is being mailed with these proxy solicitation materials to all shareholders entitled to vote. This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 26, 2014.

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on October 21, 2014 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General

The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

Shareholders of record at the close of business on September 5, 2014, or the Record Date, are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 11,497,711 shares of Common Stock outstanding and entitled to vote.

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Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation

Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

The Company is soliciting proxies for the Annual Meeting from its shareholders. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are also treated as shares entitled to vote, or the Votes Cast, at the Annual Meeting with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes (i.e. votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will be counted for purposes of determining whether a quorum exists but will not otherwise affect the outcome of the voting on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the articles of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Deadline for Receipt of Shareholder Proposals for 2015 Annual Meeting

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission, or SEC. Proposals of shareholders of the Company intended to be presented for consideration at the Company's 2015 Annual Meeting of Shareholders must be received by the Company no later than May 29, 2015, in order that they may be included in the proxy statement and form of proxy related to that meeting.

Shareholder Information

IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS.

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If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention: Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

How to Obtain Directions to Location of Annual Meeting

The Annual Meeting is being held at the time and place set forth above. You can obtain directions to attend the Annual Meeting and vote your shares in person by calling the Company at (510) 623-9400, or by visiting the Company’s website www.aehr.com under the heading “Contact Us” and the subheading “Offices.”

Internet Availability of Proxy Materials

This Proxy Statement, the form of proxy card and 2014 Annual Report are available on the Company’s website www.aehr.com under the heading “Investors” and the subheading “Annual Reports/Proxies.”

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PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the seven nominees named below. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

The names of the nominees and certain information about them as of the Record Date are set forth below:

Name of Nominee	Age	Position	Director Since

Rhea J. Posedel	72	Chairman	1977
Gayn Erickson	50	President and Chief Executive Officer	2012
Robert R. Anderson (1)(2)	76	Director	2000
William W.R. Elder (2)(3)	75	Director	1989
Mukesh Patel (1)(3)	56	Director	1999
Mario M. Rosati	68	Director	1977 (4)
Howard T. Slayen (1)	67	Director	2008

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee
(4)	Mr. Rosati was a member of the Board of Directors from 1977 to September 2008 and then rejoined the Board of Directors in February 2009.

RHEA J. POSEDEL is a founder of the Company and has served as the Chairman of the Board of Directors since the Company’s inception in 1977. He also served as Executive Chairman of the Company from January 2012 to March 2013. Mr. Posedel served as Chief Executive Officer of the Company since the Company’s inception in 1977 until January 2012. From the Company’s inception through May 2000, Mr. Posedel also served as President of the Company. Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation, Ampex Corporation, and Cohu, Inc. Mr. Posedel received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

Mr. Posedel brings to the Board of Directors senior leadership experience, industry and technical expertise, and a deep knowledge of the Company’s operations, strategy and vision.

GAYN ERICKSON has served as President, Chief Executive Officer and member of the Board of Directors of the Company since January 2012. Prior to joining the Company, Mr. Erickson served as corporate officer, Senior Vice President and General Manager of Verigy Ltd.’s memory test business from February 2006 until October 2011. Prior to that, he was Vice President of Marketing and Sales for Agilent Technologies' Semiconductor Memory Test products. He has over 25 years of executive and general management, operations, marketing, sales and R&D program management experience, dating back to the

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late 1980s when he began his career in semiconductor test with Hewlett-Packard's Automated Test Group. Mr. Erickson received a B.S. in Electrical Engineering from Arizona State University.

Mr. Erickson brings to the Board of Directors senior leadership experience, semiconductor test industry and technical expertise, and strategic business development experience.

ROBERT R. ANDERSON has been a director of the Company since October 2000. Mr. Anderson currently is a director of MKS Instruments, Inc., a semiconductor components and equipment supplier. Mr. Anderson also serves as a director for Energetiq Technology, Inc., a private company. Mr. Anderson was co-founder, Chairman of the Board, Chief Financial Officer and Chief Operating Officer of KLA Instruments (KLAC), a supplier of process control and yield management solutions for the semiconductor and related nanoelectronics industries, from 1975 through 1994. Mr. Anderson is a graduate of Bentley University and served as a trustee of Bentley University from 1993 through 2004.

Mr. Anderson brings to the Board of Directors a strong background in advising high-tech companies through his public company board experience. As the co-founder, Chief Financial Officer and Chief Operating Officer of a high-tech company, Mr. Anderson brings to the Board of Directors expertise in the semiconductor equipment industry, business development, mergers and acquisition and financing and senior management experience.

DR. WILLIAM W. R. ELDER, OBE has been a director of the Company since 1989. From 1981 to 1996, Dr. Elder was the Chief Executive Officer of Genus, Inc., a semiconductor equipment company, and then again from 1998 until the company was acquired by AIXTRON AG in 2005. Dr. Elder retired from AIXTRON AG in December 2007. Dr. Elder is currently President and Chief Executive Officer of Maskless Lithography Inc., a capital equipment start-up company based in San Jose, California. Dr. Elder received a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.

As President and Chief Executive Officer of a semiconductor equipment company, Dr. Elder brings to the Board of Directors senior leadership experience, strong industry knowledge and operations expertise.

MUKESH PATEL has been a director of the Company since June 1999. Mr. Patel was President and Chief Executive Officer of Metta Technology, which he co-founded in 2004, until November 2006, when LSI Logic Corporation acquired it. He founded Sparkolor Corporation which was acquired by Intel Corporation in late 2002, and co-founded SMART Modular Technologies, Inc., or SMART Modular, a publicly-held high value added memory products company which was acquired by Solectron Corporation in late 1999. From February 1989 to July 1995, Mr. Patel served as Vice President and General Manager Memory Product Division of SMART Modular and from August 1995 to August 1998 he served as Vice President, Engineering. Mr. Patel also serves as a director of SMART Modular and for several privately-held companies. Mr. Patel received a B.S. degree in Engineering with an emphasis in digital electronics from Bombay University, India.

As the co-founder, President and Chief Executive Officer of a high-tech company, Mr. Patel brings to the Board of Directors a strong background in semiconductor memory markets and technology, expertise in business development, mergers and acquisition and financing and senior management experience. Mr. Patel also brings to the Board of Directors a strong background in advising high-tech companies through his public and private company board experience.

MARIO M. ROSATI was a director of the Company from 1977 to 2008, and then rejoined the Board of Directors in 2009. Mr. Rosati is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation, which he joined in 1971. Mr. Rosati is a director of Sanmina Corporation, a publicly-held electronics manufacturing services company, as well as several privately-held companies. Mr. Rosati received a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley School of Law.

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As a senior partner in a major Silicon Valley based law firm, Mr. Rosati brings legal expertise in the oversight of legal and regulatory compliance, mergers and acquisitions and financing experience to the Board of Directors. Mr. Rosati also brings to the Board of Directors a strong background in advising high-tech companies through his public company board experience.

HOWARD T. SLAYEN has been a director of the Company since 2008. Since June 2001, Mr. Slayen has been providing independent financial consulting services to various organizations and clients. From October 1999 to May 2001, Mr. Slayen served as Executive Vice President and Chief Financial Officer of Quaartz Inc., a web-hosted communications company. From 1971 to September 1999, Mr. Slayen held various positions with PricewaterhouseCoopers/Coopers & Lybrand, including his last position as a Corporate Finance Partner. Mr. Slayen currently serves as a director for several non-profit organizations. Mr. Slayen received a B.A. from Claremont McKenna College and a J.D. from the University of California, Berkeley School of Law.

As Vice President and Chief Financial Officer of a high-tech company, Corporate Finance Partner for a large international accounting firm and chair of the audit committee of two other public technology companies, Mr. Slayen brings to the Board of Directors senior leadership experience, expertise in accounting and financial reporting, financing and investing activities, and internal control and compliance. Mr. Slayen also brings to the Board of Directors a strong background in advising high-tech companies through his public company board experience.

Vote Required and Recommendation of the Board of Directors

The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See “Quorum; Abstentions; Broker Non-Votes.”

the board of directors unanimously recommends that shareholders vote “for” the election of the nominees listed above.

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Board Matters and Corporate Governance

Board Meetings and Committees

The Board of Directors held a total of four meetings during the fiscal year ended May 31, 2014. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

The Audit Committee currently consists of directors Messrs. Slayen, Anderson and Patel, each of whom is an independent member of the Board of Directors, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Audit Committee held four meetings during fiscal year 2014. More information regarding the functions performed by the Committee is set forth in the section entitled “Report of the Audit Committee.” The Audit Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website at www.aehr.com under the heading “Investors” and the subheading “Investor Relations.” The Board of Directors has determined that Mr. Slayen is an audit committee financial expert as defined by the rules of the SEC.

The Compensation Committee of the Board of Directors currently consists of Messrs. Anderson and Elder, each of whom is an independent member of the Board of Directors, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Compensation Committee held one meeting during fiscal year 2014. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website at www.aehr.com under the heading “Investors” and the subheading “Investor Relations.” More information regarding the Compensation Committee’s processes and procedures can be found herein in the section entitled “Compensation Discussion and Analysis.”

The Corporate Governance and Nominating Committee of the Board of Directors currently consists of Messrs. Elder and Patel, each of whom is an independent member of the Board of Directors, as defined by the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect. The Corporate Governance and Nominating Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board of Directors; selects, or recommends for the selection of the Board of Directors, director nominees; evaluates director compensation; reviews the composition of committees of the Board of Directors and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board of Directors and corporate officers. The Corporate Governance and Nominating Committee is governed by a written charter approved by the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors did not hold any meetings during the fiscal year ended May 31, 2014. The Company maintains a copy of the Corporate Governance and Nominating Committee charter on its website at www.aehr.com under the heading “Investors” and the subheading “Investor Relations.”

Shareholder Recommendations

The policy of the Board of Directors is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder recommendations proposed for consideration by the Board of Directors should include the candidate’s name and qualifications for Board membership and should be addressed to:

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Aehr Test Systems

400 Kato Terrace

Fremont, CA 94539

Attn: Secretary

In addition, procedures for shareholder direct nomination of directors are discussed under “Deadline for Receipt of Shareholder Proposals” above.

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board. They should have broad experience at the policy-making level in business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board of Directors. The Board of Directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.

The Company seeks board members whose background, skills and experience will best assist the Company in the oversight of its business and operations. This includes understanding of and experience in manufacturing, technology, finance, and legal and regulatory compliance. Senior leadership experience and public company board experience are two of the key qualities evaluated when considering nominees for the Company’s Board of Directors. A goal of the nomination process is for the Board of Directors to be comprised of directors with a diverse set of skills and experience to provide oversight and advice concerning the Company’s current business and growth strategies.

The Board of Directors has determined that each of its current directors, except for Rhea J. Posedel, the Company’s Chairman, and Gayn Erickson, the Company’s President and Chief Executive Officer, is independent within the meaning of the Nasdaq director independence standards, as well as applicable SEC rules, as currently in effect.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual

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meetings of the Company’s shareholders. Messrs. Posedel, Erickson, Anderson, Rosati and Slayen attended the 2013 Annual Meeting of Shareholders.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Code of Conduct and Ethics may be found on the Company’s website at www.aehr.com under the heading “Investors” and the subheading “Investor Relations.” The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com under the heading “Investors” and the subheading “Investor Relations.”

Board Leadership Structure and Role in Risk Oversight

The Board of Directors maintains a structure that currently separates the positions of Chairman of the Board of Directors and Chief Executive Officer with Rhea J. Posedel currently serving in the position of Chairman of the Board of Directors and Gayn Erickson currently serving in the position of Chief Executive Officer of the Company, and with an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee for oversight of specific areas of responsibility. The Company believes that this structure is appropriate and allows for efficient and effective oversight, given the Company’s relatively small size (both in terms of number of employees and in scope of operational activities directly conducted by the Company) and its corporate strategy. The Board of Directors does not have a lead independent director nor does the Board have a specific role in risk oversight of the Company. The Chairman of the Board, Chief Executive Officer, the Committees of the Board and, as needed, other executive officers and employees of the Company provide the Board of Directors with information regarding the Company’s risks. The Board of Directors, or the Committee with special responsibility for oversight of the area implicated by the highlighted risks, then uses this information to perform its oversight role and inform its decision making with respect to such areas of risk.

Communications with the Board

The Company does not have a formal policy regarding shareholder communication with the Board of Directors. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539. Communication received in writing will be collected, organized and processed by the Chairman of the Board who will distribute the communications to the members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

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PROPOSAL 2

AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN

Proposal

The Board of Directors is proposing that the 2006 Equity Incentive Plan be amended to increase the number of shares authorized thereunder by an additional 750,000 shares of Common Stock. The Company previously reserved 3,900,000 shares of Common Stock for issuance under the 2006 Equity Incentive Plan, plus 862,624 shares that were either (i) reserved but not issued under the 1996 Stock Option Plan, (ii) subject to stock options or similar awards granted under the 1996 Stock Option Plan that expired or otherwise terminated without having been exercised in full or (iii) issued pursuant to awards granted under the 1996 Stock Option Plan that were forfeited to or repurchased by the Company.

The Board of Directors is proposing this amendment in order to allow for sufficient stock options to cover the Company's needs for at least the next fiscal year.

Participation in the 2006 Equity Incentive Plan

The grant of options, stock purchase rights, stock bonus awards and long-term performance awards under the 2006 Equity Incentive Plan to employees, including the executive officers named in the Summary Compensation Table herein, is subject to the discretion of the plan administrator. As of the date of this proxy statement, there has been no determination by the plan administrator with respect to future awards under the 2006 Equity Incentive Plan. Accordingly, future awards are not determinable. No stock bonus awards or long-term performance awards were granted during the last fiscal year. The following table sets forth information with respect to the grant of options to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all outside directors as a group and to all other employees as a group during the last fiscal year:

Name of Individual Or Identity of Group and Position	Securities Underlying Options Granted(#)	Weighted Average Exercise Price Per Share ($/share)
Gayn Erickson	95,000	$1.28
Gary L. Larson	40,000	$1.28
David S. Hendrickson	75,000	$1.28
Mark Allison	85,000	$1.73
Carl N. Buck	30,000	$1.28
All current Executive Officers as a group	335,000	$1.39
All Directors who are not Executive Officers as a group	258,753	$2.26
All other employees (including all current Officers who are not Executive Officers) as a group	314,700	$1.39

Summary of Stock Plan

The following is a summary of the principal features of the 2006 Equity Incentive Plan. The summary is qualified in its entirety by reference to the 2006 Equity Incentive Plan itself set forth in Appendix A.

Purpose. The purposes of the 2006 Equity Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants of the Company and to promote the success of the Company's business.

Status of Shares. As of August 31, 2014, options to purchase a total of 3,323,277 (net of cancelled or expired options) shares were outstanding under the 2006 Equity Incentive Plan. In addition, options to

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purchase 529,137 (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) shares remained available for future grant thereunder. As discussed above, shares represented by options granted under the 1996 Stock Option Plan that terminate without being exercised are added to the shares available for future grant under the 2006 Equity Incentive Plan.

Eligibility; Administration. Under the 2006 Equity Incentive Plan, employees may be granted “incentive stock options” intended to qualify within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and employees, directors and consultants may be granted “non-statutory stock options” not intended to qualify under such statute. The 2006 Equity Incentive Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board of Directors and consisting of at least two members of the Board, which determine the terms of options granted, including the exercise price, the number of shares subject of the option and the options' exercisability. The Board or its committee has sole discretion to interpret any provision of the 2006 Equity Incentive Plan. As of August 31, 2014 approximately 74 individuals were in the eligible class.

Exercise Price. The exercise price of options granted under the 2006 Equity Incentive Plan is determined by the Board of Directors or its committee. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. However, the exercise price of incentive stock options granted to an optionee who owns more than 10% of the voting power or value of all classes of stock of the Company must not be less than 110% of the fair market value on the date of grant. The Common Stock is currently traded on the Nasdaq Capital Market. While the Company's stock is traded on any established stock exchange or a national market system, the fair market value is the reported closing price on the date of grant.

Exercisability. Options granted to new optionees under the 2006 Equity Incentive Plan generally become exercisable starting one month after the date of grant with 1/48th of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. The term of an option may not exceed ten years. No option may be transferred by the optionee other than by will or the laws of descent or distribution. Each option may be exercised, during the lifetime of the optionee, only by such optionee.

Stock Purchase Rights. The 2006 Equity Incentive Plan permits the Company to grant rights to purchase Common Stock. After the Board or Committee determines that it will offer stock purchase rights under the 2006 Equity Incentive Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of shares that the offeree shall be entitled to purchase, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a stock purchase agreement or a stock bonus agreement in the form determined by the Board or Committee.

Unless the Board or Committee determines otherwise, the stock purchase agreement or a stock bonus agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason. The purchase price for shares repurchased pursuant to the stock purchase agreement or a stock bonus agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Board or Committee may determine.

Amendment and Termination. The Board may at any time amend or terminate the 2006 Equity Incentive Plan without approval of the shareholders; provided, however, that the Company will obtain shareholder approval of any amendment to the 2006 Equity Incentive Plan to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), with Section 422 of the Code, or with any other applicable law or regulation, including requirements of Nasdaq or any established stock exchange. Any amendment or termination of the 2006 Equity Incentive Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

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Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of May 31, 2014.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	3,047,932	(1)	$1.32	1,453,884

Equity compensation plans not approved by security holders	—		—	—

Total	3,047,932		$1.32	1,453,884

(1)	Issued pursuant to the Company’s 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, which require the approval of and have been approved by the Company’s shareholders.

Certain Federal Tax Information

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the 2006 Equity Incentive Plan. Tax consequences for any particular individual may be different.

An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or at the time it is exercised, although exercise of the option may subject the optionee to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. If these holding periods are not satisfied at the time of sale, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of (i) the fair market value of the stock at the date of the option exercise or (ii) the sale price of the stock, and the Company will be entitled to a deduction in the same amount. (Different rules may apply upon a premature disposition by an optionee who is an officer, director or 10% shareholder of the Company.) Any additional gain or loss recognized on such a premature disposition of the shares will be characterized as capital gain or loss. If the Company grants an incentive stock option and as a result of the grant the optionee has the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000, then the excess shares must be treated as non-statutory options.

An optionee who is granted a non-statutory stock option will also not recognize any taxable income upon the grant of the option. However, upon exercise of a non-statutory stock option, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of the shares by the optionee, any difference between the sales price and the fair market value at the time of exercise, to the extent not recognized as ordinary income as described above, will be treated as capital gain or loss. The Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee.

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Vote Required

Approval of the amendment to the 2006 Equity Incentive Plan requires the affirmative vote of the votes cast at the Annual Meeting, or Votes Cast (which affirmative vote must constitute at least a majority of the required quorum). The effect of an abstention is the same as that of a vote against the proposal.

the board of directors recommends that Shareholders vote FOR the amendment to the 2006 Equity Incentive Plan

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of the Company has selected Burr Pilger Mayer, Inc., as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 2015, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

Representatives of Burr Pilger Mayer, Inc. are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed or to be billed by Burr Pilger Mayer, Inc. for the fiscal years ended May 31, 2014 and 2013:

DESCRIPTION OF SERVICES

	2014	2013

Audit Fees	$149,355	$148,945

TOTAL	$149,355	$148,945

Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s fiscal 2014 and fiscal 2013 annual consolidated financial statements and for the review of the condensed consolidated financial statements included in the Company’s quarterly reports during such periods and for the review of the Company’s Registration Statement on Form S-8.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company’ independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to the committee chair, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. In fiscal 2014, all audit and non-audit services were pre-approved in accordance with the Company’s policy.

Vote Required and Recommendation of the Board of Directors

The ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2015 will be considered approved if a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting vote “FOR” the resolution.

the board of directors unanimously recommends that shareholders vote “for” the ratification of the appointment of burr pilger mayer, inc. as the company’s independent registered public accounting firm for fiscal 2015.

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PROPOSAL 4

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules enacted by the SEC, the Company is submitting an advisory “say-on-pay” resolution for shareholder consideration.

As described in the Compensation Discussion and Analysis section, presented in this Proxy Statement on page 17, the Company believes that the executive compensation program is designed to support the Company’s long-term success by achieving the following objectives:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and

4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

The Company urges shareholders to read the Compensation Discussion and Analysis section, as well as the Summary Compensation Table and the related compensation tables and narrative that follow it. This information provides detailed information regarding the Company’s executive compensation program, policy and processes, as well as the compensation of named executive officers. The program balances medium term and long-term compensation elements to achieve the defined objectives and link executive compensation with shareholder value.

This vote is advisory and, therefore, will not be binding upon the Company, the Compensation Committee or the Board of Directors. Although this resolution is non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their vote and will review and consider the outcome of the vote when making future executive compensation decisions.

Vote Required and Recommendation of the Board of Directors

The advisory vote on executive compensation will be considered approved if a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting vote “FOR” the resolution. The Board of Directors strongly endorses the Company’s actions in this regard and unanimously recommends that shareholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders of Aehr Test Systems, or the Company, approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.”

the board of directors unanimously recommends that shareholders vote “for” the approval of the compensation of the company’s named executive officers.

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EXECUTIVE OFFICERS

The names of the executive officers of the Company and certain information about them as of the Record Date are set forth below:

Name	Age	Position

Gayn Erickson	50	President and Chief Executive Officer
Gary L. Larson	64	Vice President of Finance and Chief Financial Officer
Mark D. Allison	58	Vice President of Worldwide Sales
Carl N. Buck	62	Vice President of Marketing
David S. Hendrickson	57	Vice President of Engineering
David Fucci (1)	65	Vice President of Operations
Kunio Sano	58	President, Aehr Test Systems Japan K.K.

(1) Mr. David Fucci joined the Company in June 2014.

GAYN ERICKSON See “Proposal 1 – Election of Directors” above.

GARY L. LARSON joined the Company in April 1991 as Chief Financial Officer and was elected Vice President of Finance in February 1992. From 1986 to 1990, he served as Chief Financial Officer, and from 1988 to 1990 also as President and Chief Operating Officer of Nanometrics Incorporated, a manufacturer of measurement and inspection equipment for the semiconductor industry. Mr. Larson received a B.S. in Mathematics/Finance from Harvey Mudd College.

MARK D. ALLISON joined the Company as Vice President of Worldwide Sales in August 2013.  From October 2011 to August 2013, Mr. Allison operated Mark Allison Consulting, providing strategic planning and sales/marketing services to companies in the semiconductor and IT industries.  From September 2006 to October 2011, Mr. Allison served as Vice President of Marketing at Verigy Ltd., a manufacturer of semiconductor test equipment.  Prior to that, Mr. Allison held various sales, marketing, general management and test engineering positions at companies including Advantest, Integrated Measurement Systems, Megatest, Micron and Texas Instruments.  Mr. Allison received his B.S.E.E. from the University of Notre Dame.

CARL N. BUCK joined the Company as a Product Marketing Manager in 1983 and held various positions until he was elected Vice President of Engineering in November 1992, Vice President of Research and Development Engineering in November 1996, Vice President of Marketing in September 1997, Vice President of Contactor Business Group in May 2002, Vice President of Marketing and Contactor Business Group in October 2005, Vice President of Sales and Marketing in October 2011, and currently as Vice President of Marketing of the Company. From 1978 to 1983, Mr. Buck served as Product Marketing Manager at Intel Corporation, an integrated circuit and microprocessor company. Mr. Buck received a B.S.E.E. from Princeton University, an M.S. in Electrical Engineering from the University of Maryland and an M.B.A. from Stanford University.

DAVID S. HENDRICKSON joined the Company as Vice President of Engineering in October 2000. From 1999 to 2000, Mr. Hendrickson served as Platform General Manager, and from 1995 to 1999 as Engineering Director and Software Director of Siemens Medical (formerly Acuson Corporation), a medical ultrasound products company. From 1990 to 1995, Mr. Hendrickson served as Director of Engineering and Director of Software of Teradyne Inc. (formerly Megatest Corporation), a manufacturer of semiconductor capital equipment. Mr. Hendrickson received a B.S. in Computer Science from Illinois Institute of Technology.

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DAVID FUCCI joined the Company as Vice President of Operations in June 2014.  From February 2003 to May 2014, Mr. Fucci served as Vice President of Manufacturing Operations/Vice President of Quality & Compliance at DCG Systems, a leading provider of design-to-test solutions for the global semiconductor industry. DCG Systems was a division of Credence Systems Corporation, a provider of test solutions for the semiconductor industry, until 2008. Mr. Fucci was Director of Worldwide Operations/Supply Chain Management at Wireless Online, Inc. from 2000 to 2002. Prior to that, he was Senior Director of Manufacturing Operations for MicroTouch Systems. Mr. Fucci received his B.S.E.E. from the Northeastern University and an M.B.A. from Boston University.

KUNIO SANO joined the Company as Vice President of New System Development, Aehr Test Systems Japan K.K., the Company's subsidiary in Japan, in June 1998 and was elected President, Aehr Test Systems Japan K.K. in January 2001. From 1991 to 1998, he served as Manager of the Development Engineering Department at Tokyo Electron Yamanashi Limited, a leading worldwide semiconductor equipment manufacturer. Prior to that, Mr. Sano held a development engineering position at TOKICO LTD. and test engineering and design positions at Oki Engineering Co., Ltd. Mr. Sano received a B.S.E.E. from Sagami Institute of Technology in Kanagawa, Japan.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company compensates the Company’s executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company’s primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

The Company’s compensation programs are designed to:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

3.	share the risks and rewards of the Company’s business with the Company’s executive officers; and

4.	maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers’ overall compensation to the Company’s financial performance and Common Stock price. In determining the compensation for the Company’s executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States. The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer’s overall performance and contribution to the Company. The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is competitive and consistent with the Company’s compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

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Role of Compensation Committee

The Company’s executive officer compensation program is overseen and administered by the Compensation Committee. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Company’s Board of Directors, and consists of Messrs. Anderson and Elder, each of whom is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Company’s Compensation Committee has primary responsibility for ensuring that the Company’s executive officer compensation and benefit program is consistent with the Company’s compensation philosophy and corporate governance guidelines and is responsible for determining the executive compensation packages offered to the Company’s executive officers.

The Compensation Committee is responsible for:

1.	determining the specific executive officer compensation methods to be used by the Company and the participants in each of those specific programs;

2.	determining the evaluation criteria and timelines to be used in those programs;

3.	determining the processes that will be followed in the ongoing administration of the programs; and

4.	determining their role in the administration of the programs.

Many of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company's officers.

Elements of Compensation

In structuring the Company’s compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

The Company designs base salary to provide the essential reward for an executive officer’s work. Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer’s specific performance achievements.

The Company utilizes equity-based compensation, including stock options, to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company’s shareholders. Executive officers whose skills and results the Company deems to be critical to the Company’s long-term success are eligible to receive higher levels of equity-based compensation.

The Company also utilizes various forms of performance-based compensation, including cash bonuses and commissions that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer’s outstanding results and for the achievement of corporate objectives.

Core benefits, such as the Company’s basic health benefits, 401(k) program, Employee Stock Ownership Plan, or ESOP, and life insurance, are designed to provide support to executive officers and their families.

Currently, the Company uses the following executive officer compensation vehicles:

•	Cash-based programs: base salary, annual bonus plan and a revenue commission plan; and

•	Equity-based programs: The 2006 Equity Incentive Plan, the 2006 Employee Stock Purchase Plan, or ESPP, and the ESOP.

These programs apply to all executive level positions, except for the revenue commission plan, which only applies to Mark Allison, the Vice President of Worldwide Sales. Periodically, but at least once near

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the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

Consistent with the Company’s compensation philosophy, the Company has structured each element of the Company’s executive officer compensation program as described below.

Base Salary

The Company creates a set of base salary structures that are both affordable and competitive in relation to the market. The Company determines the Company’s executive officer salaries based on job responsibilities and individual experiences. The Company monitors base salary levels within the market and makes adjustments to the Company’s structures as needed after considering the recommendations of management. The Company’s Compensation Committee reviews the salaries of the Company’s executive officers annually, and the Company’s Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position. Effective March 4, 2013, the salaries of Gayn Erickson, the Company’s Chief Executive Officer, Gary L. Larson, Chief Financial Officer, Carl Buck, Vice President of Marketing and David S. Hendrickson, Vice President of Engineering were temporarily reduced from their base salaries by 20%, 15%, 15% and 15%, respectively. These salary reductions were reversed, effective as of January 4, 2014.

Annual Bonus

The Company’s executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals. The Company’s executive officers are eligible to receive cash bonuses based upon the Company’s achievement of certain financial and performance goals set by the Compensation Committee. The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a one-year time horizon. The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company’s goal of strengthening the connection between the interests of management and the Company’s shareholders.

In fiscal 2014, the Company’s Compensation Committee determined the maximum eligible cash bonus levels for Gayn Erickson, the Company’s Chief Executive Officer, Gary L. Larson, Chief Financial Officer and Carl Buck, Vice President of Marketing were up to 100%, 40% and 40% of their base salaries, respectively. David S. Hendrickson, the Company’s Vice President of Engineering was eligible to receive a maximum bonus of $70,000, depending upon performance against milestones. Kunio Sano, the President of Aehr Test Systems Japan K.K, or ATS-J, was eligible to receive a target bonus of $10,000 plus 2% of ATS-J revenues over target. Based on the corporate financial performance for the year, the Compensation Committee awarded cash bonuses to Gayn Erickson, Gary L. Larson and Carl Buck. The bonus amounts are presented in the Bonus column in the Summary Compensation Table on page 22. No cash bonus was awarded to Kunio Sano. David S. Hendrickson received a cash bonus of $20,000 based on the achievement of certain milestones. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

In fiscal 2015, Gayn Erickson, the Company’s Chief Executive Officer, Gary L. Larson, Chief Financial Officer, Carl Buck, Vice President of Marketing and David Fucci, Vice President of Operations are eligible to receive a maximum cash bonus of up to 80%, 40%, 40% and 40%, respectively of their base salaries depending on Company performance. David S. Hendrickson, the Company’s Vice President of Engineering is eligible to receive a maximum bonus of $70,000, depending upon performance against milestones. Kunio Sano, the President of ATS-J, is eligible to receive a target bonus of $10,000 plus 2% of ATS-J revenues over target.

Revenue Commission

During fiscal 2014 and 2015, Mark Allison, the Vice President of Worldwide Sales was and will be eligible to receive revenue commission based on achievement of revenue objectives or quotas. Mark Allison receives a standard commission for revenue up to 100% of quota and accelerated commissions based on revenue above quota. Commissions are considered earned at the time of revenue recognition and are paid after the close of the quarter of revenue recognition.

Under this plan, Mark Allison, the Vice President of Worldwide Sales earned $55,157 in fiscal 2014 and was paid $38,617 during fiscal 2014. The remaining $16,540 earned in fiscal 2014 was paid to Mark Allison in fiscal 2015. Commissions earned by Mark Allison in fiscal 2014 are included in the annual compensation salary column in the Summary Compensation Table on page 22.

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Equity Compensation

The Company awards equity compensation to the Company’s executive officers based on the performance of the executive officer and guidelines related to each executive officer’s position in the Company. The Company determines the Company’s equity compensation guidelines based on information derived from the Company’s experience with other companies and, with respect to the Company’s executive officers, informal surveys of companies in the Company’s industry. The Company typically bases awards to newly hired executive officers and for continuing executive officers on these guidelines as well as an executive officer’s performance for the prior fiscal year. The Company evaluates each executive officer’s awards based on the factors described above and competitive practices in the Company’s industry. The Company believes that stock option ownership is an important factor in aligning corporate and individual goals. The Company utilizes equity-based compensation, including stock options, to encourage long-term performance with corporate performance and extended executive officer tenure producing potentially significant value.

The Company’s Compensation Committee generally grants stock options to executive officers. Such grants are typically made at the first meeting of the Board of Directors held each fiscal year. The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired executive officers, the Company’s standard practice is to make stock option grants effective on or shortly after the executive officer’s hire date. The Company does not plan or time the Company’s stock option grants in coordination with the release of material non-public information for the purpose of affecting the value of executive officer compensation.

The criteria for determining the appropriate salary level, bonus and stock option grants for each of the executive officers include: (a) Company performance as a whole; (b) business unit performance (where appropriate); and (c) individual performance. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain operating profit, revenue growth, and timely new product introduction. Individual performance is measured to specific objectives relevant to the executive officer’s position and a specific time frame.

These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

The processes used by the Compensation Committee include the following steps:

1.	The Compensation Committee periodically reviews information comparing the Company’s compensation levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys are used.

2.	At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executive officers. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on respective performance objectives of each executive officer.

3.	Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and the Board of Directors, as appropriate.

4.	At the end of the performance cycle, the Chief Executive Officer evaluates each other executive officers relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

5.	The final evaluations and compensation decisions are discussed with each executive officer by the Chief Executive Officer or Compensation Committee, as appropriate.

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In fiscal 2014, the Company granted a total of 908,453 options to purchase shares of the Company’s common stock of which a total of 335,000 options were granted to the Company’s executive officers, representing 36.9% of all options granted in fiscal 2014. The Company’s Compensation Committee does not apply a formula for allocating stock options to executive officers. Instead, the Company’s Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of options to be granted in the fiscal year.

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company’s 401(k) plan, the Company’s 2006 Equity Incentive Plan, ESOP, and ESPP. During fiscal 2014, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the “All Other Compensation” column. Other than these payments, the executive officers participate on the same basis as other employees and there were no other special benefits or perquisites provided to any executive officer in fiscal 2014. The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company’s 401(k) plan and ESOP. The Company is not required to make contributions to the 401(k) plan and did not make any during fiscal 2014. During fiscal 2014, the Company contributed $60,000 to the Company’s ESOP.

The Company entered into Change of Control Severance Agreements on January 24, 2001 with Mr. Carl N. Buck, Mr. David S. Hendrickson, and Mr. Gary L. Larson; on September 7, 2011 with Mr. Kunio Sano; on January 3, 2012 with Mr. Gayn Erickson; and on August 12, 2013 with Mr. Mark Allison; pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation.

In the event of a termination following a change of control, the amounts payable to Messrs. Allison, Buck, Erickson, Hendrickson, Larson and Sano based on their base salaries at the reduced rates in effect at May 31, 2014, would be approximately $101,000, $90,000, $438,000, $134,000, $167,000 and $95,000, respectively. In addition to the amounts payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officers’ unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 30, 2014 (the last business day of the last fiscal year) of $2.2605 and the exercise price of the stock options for Messrs. Allison, Buck, Erickson, Hendrickson, Larson and Sano would be $36,638, $47,139, $378,564, $89,349, $46,967 and $25,397, respectively.

Compensation of the Chief Executive Officer

The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Mr. Gayn Erickson, the Company’s Chief Executive Officer, in fiscal year 2014. In setting both the cash-based and the equity-based elements of Mr. Erickson’s compensation, the Compensation Committee considered the company’s performance, competitive forces taking into account Mr. Erickson’s experience and knowledge, and Mr. Erickson’s leadership in achieving the Company’s long-term goals. During fiscal year 2014, Mr. Erickson received a stock option grant under the Company’s 2006 Stock Option Plan for 95,000 shares. This option vests over four years. The Compensation Committee believes Mr. Erickson’s fiscal year 2014 compensation was fair relative to the Company’s performance and Mr. Erickson’s individual performance and leadership, and that it rewards him for this performance and will serve to retain him as a key employee.

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Policy on Deductibility of Compensation

The Company is required to disclose the Company’s policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2015 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

Compensation of Executive Officers

The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal years ended May 31, 2014, 2013 and 2012 by the Company’s Chief Executive Officer, Chairman, Chief Financial Officer and each of the three other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal years ended May 31, 2014, 2013 and 2012.

Summary Compensation Table

	Fiscal			Option	All Other
Name and Principal Position	Year	Salary (1)	Bonus (2)	Awards (3)	Compensation (4)		Total

Gayn Erickson	2014	$230,702	$4,384	$75,206	$27,754	(5)	$338,046
President and Chief	2013	$268,671	—	$51,630	$22,685		$342,986
Executive Officer	2012	$92,794	$41,220	$15,995	$7,946		$157,955

Gary L. Larson	2014	$179,155	$1,332	$30,141	$45,448	(6)	$256,076
Vice President of Finance and	2013	$179,069	—	$20,815	$13,636		$213,520
Chief Financial Officer	2012	$209,342	—	$23,213	$11,346		$243,901

David S. Hendrickson	2014	$210,972	$20,000	$44,377	$69,963	(7)	$345,312
Vice President of Engineering	2013	$206,258	—	$31,364	$31,860		$269,482
	2012	$232,846	—	$27,884	$30,277		$291,007

Mark Allison (12)	2014	$202,633	—	$23,893	$25,158	(8)	$251,684
Vice President of	2013	—	—	—	—		—
Worldwide Sales	2012	—	—	—	—		—

Carl Buck	2014	$155,214	$1,090	$29,765	$11,223	(9)	$197,292
Vice President of Marketing	2013	$167,224	—	$23,293	$12,251	(10)	$202,768
	2012	$217,678	—	$21,254	$13,217	(11)	$252,149

(1)	The amounts in this column include any salary contributed by the named executive officer to the Company’s 401(k) plan.

(2)	Bonus amounts earned in fiscal 2012 and 2014 were made under the Company’s executive bonus plan.

(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification 718, or ASC 718, “Compensation – Stock Compensation,” (formerly FASB Statement 123R). See Note 1 of the Notes to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal years ended May 31, 2014, 2013 and 2012 for assumptions used to estimate the fair value of options granted during fiscal years 2014, 2013 and 2012.

(4)	Consists of contributions made by the Company under its ESOP, health and life insurance premiums and medical costs paid by the Company during the fiscal years ended May 31, 2014, 2013 and 2012, and gain from the exercise of non-qualified stock options.

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(5)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $25,065.

(6)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $13,439 and gain from the exercise of non-qualified stock option in the amount of $29,700.

(7)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $35,597 and gain from the exercise of non-qualified stock option in the amount of $31,722.

(8)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $22,891.

(9)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $9,550.

(10)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $10,466.

(11)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $10,766.

(12)	The amount shown in the Salary column for fiscal 2014 includes $55,157 in commissions earned in fiscal 2014.

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Grants of Plan Based Awards in Fiscal 2014

The following table provides information with regard to each grant of an award made to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2014.

				All Other
				Option
				Awards:
		Estimated Future Payouts		Number of	Exercise	Grant Date
		Under Non-Equity		Securities	Price of	Fair Value of
	Grant	Incentive Plan Awards (1)		Underlying	Option	Stock Option
Name	Date	Target ($)	Maximum ($)	Option # (2)	Awards ($) (3)	Awards ($)

Gayn Erickson	6/25/13	$137,500	$275,000	95,000	$1.28	$81,396

Gary L. Larson	6/25/13	$41,787	$83,574	40,000	$1.28	$34,272

David S. Hendrickson	6/25/13	$70,000	$70,000	75,000	$1.28	$64,260

Mark Allison (4)	8/12/13	$—	$—	85,000	$1.73	$97,980

Carl Buck	6/25/13	$34,199	$68,399	30,000	$1.28	$25,704

(1)	Reflects the target and maximum values of cash bonus award to the named executive officers in fiscal 2014. The cash bonus award amounts actually earned by the named executive officers in fiscal 2014 are shown in the Summary Compensation Table for fiscal 2014 under the heading “Annual Compensation, Bonus” refer to “Compensation Discussion and Analysis” above for a description of the cash bonus compensation.

(2)	The stock options granted in fiscal 2014 are generally exercisable starting one month after the date of grant, with 1/48th of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. These options generally expire seven years from the date of grant.

(3)	Options are granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported by the Nasdaq Capital Market on the date of grant.

(4)	Mr. Mark Allison is eligible to receive revenue commission instead of a cash bonus award. Mr. Allison is eligible to receive $75,000 at the target worldwide consolidated revenues, plus 0.616% of worldwide consolidated revenues above target worldwide consolidated revenues.

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Outstanding Equity Awards at Fiscal 2014 Year-End

The following table presents certain information concerning the outstanding equity awards held as of May 31, 2014 by each named executive officer.

	Option Awards
	Number of Securities		Option	Option
	Underlying Unexercised Options (1)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price (2)	Date (3)
Gayn Erickson	175,000	166,667	$0.5900	1/3/2019
	26,354	28,646	$1.2710	6/26/2019
	19,532	64,722	$1.2800	6/25/2020
	2,238	8,508	$1.2800	6/25/2020

Gary L. Larson	24,479	521	$1.9500	6/29/2015
	21,250	8,750	$1.2500	7/08/2018
	7,187	7,813	$1.2710	6/26/2019
	9,166	30,834	$1.2800	6/25/2020

David S. Hendrickson	39,166	834	$1.9500	6/29/2015
	28,333	11,667	$1.2500	7/8/2018
	19,166	20,834	$1.2710	6/26/2019
	17,187	57,813	$1.2800	6/25/2020

Mark Allison	15,937	69,063	$1.7300	8/12/2020

Carl Buck	15,000	—	$0.8500	6/30/2014
	24,479	521	$1.9500	6/29/2015
	21,250	8,750	$1.2500	7/8/2018
	14,375	15,625	$1.2710	6/26/2019
	6,875	23,125	$1.2800	6/25/2020

(1)	Stock options outstanding are generally exercisable starting one month after the date of grant, and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)	Options are granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported by the Nasdaq Capital Market on the date of grant.

(3)	These options generally expire either five or seven years from the date of grant.

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Option Exercises and Stock Vested in Fiscal 2014

The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2014.

	Option Awards
	Number of Shares	Value
	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)

Gayn Erickson	—	—
Gary L. Larson	42,000	$33,352
David S. Hendrickson	30,000	$42,300
Mark Allison	—	—
Carl Buck	21,500	$28,965

(1)	The aggregate value realized upon exercise of stock options represents the difference between the exercise price and the closing price of the Company’s common stock reported by the Nasdaq Capital Market on the exercise date multiplied by the number of options exercised.

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Potential Payments Upon Termination or Change of Control

The following table shows the potential payments upon termination or change of control for the persons named in the Summary Compensation Table as of May 31, 2014.

Involuntary
Termination not for
Named Executive Benefits and Payments	Cause Following a
Upon Termination:	Change of Control (1)
Gayn Erickson
Base salary	$412,500
Medical continuation	25,065
Value of accelerated stock options (2)	378,564

Gary L. Larson
Base salary	$156,702
Medical continuation	10,079
Value of accelerated stock options (2)	46,967

David S. Hendrickson
Base salary	$116,075
Medical continuation	17,799
Value of accelerated stock options (2)	89,349

Mark Allison
Base salary	$90,000
Medical continuation	11,445
Value of accelerated stock options (2)	36,638

Carl Buck
Base salary	$85,499
Medical continuation	4,775
Value of accelerated stock options (2)	47,139

(1)	A change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Involuntary termination not for cause means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts, and also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions.

(2)	Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 30, 2014 (the last business day of the last fiscal year) of $2.2605 and the exercise price of the stock options. Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of the Company’s stock on May 31, 2014.

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Director Compensation

Rhea J. Posedel and Gayn Erickson, inside directors of the Company, do not receive any compensation for their services as members of the Board of Directors. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. From June 1, 2011 through January 31, 2012 each outside director received (1) an annual retainer of $25,000 paid in quarterly installments, (2) $2,500 for each regular board meeting such member attended, and (3) $1,250 for each special telephonic board meeting such member attended. Committee members attending a committee meeting not held in conjunction with a regular board meeting received the following amounts: audit committee chair - $2,000; audit committee member - $1,500; compensation committee chair - $1,750; and other committee members - $1,250. Committee members attending a committee meeting held in conjunction with a regular board meeting received 50% of the amounts noted above for each respective committee member. Outside directors are also reimbursed for certain expenses incurred in attending board and committee meetings.

The Board of Directors agreed to a 15% reduction in the fees noted above effective February 1, 2012. In addition, the Board members agreed that the fees would be taken in the form of options vesting one-sixth (1/6th) per month and calculated using a Black-Scholes model to determine the value of the options. On July 17, 2013 stock options were issued in lieu of fees for the fourth quarter of fiscal 2013, and the first quarter of fiscal 2014. Robert Anderson, William Elder, Mukesh Patel, Mario Rosati and Howard Slayen were granted options to purchase 15,241, 13,585, 14,413, 12,425, and 15,076 shares, respectively, at a price of $1.77 per shares. On October 22, 2013 stock options were issued for fees for the second and third quarter of fiscal 2014. Robert Anderson, William Elder, Mukesh Patel, Mario Rosati and Howard Slayen were granted options to purchase 10,723, 9,154, 10,723, 9,154, and 11,246 shares, respectively, at a price of $2.68 per shares. On April 22, 2014 stock options were issued for fees for the fourth quarter of fiscal 2014, and the first quarter of fiscal 2015. Robert Anderson, William Elder, Mukesh Patel, Mario Rosati and Howard Slayen were granted options to purchase 12,653, 9,745, 11,926, 10,181, and 12,508 shares, respectively, at a price of $2.63 per shares. All exercise prices are equal to the closing price of the Company’s Common Stock on the date of the grant as reported on the Nasdaq Capital Market.

Directors are also eligible to participate in the Company’s stock option plans. On October 22, 2013, outside directors Robert Anderson, William Elder, Mukesh Patel, Mario Rosati and Howard Slayen were each granted options to purchase 10,000 shares at $2.68 per share. All exercise prices are equal to the closing price of the Company’s Common Stock on the date of the grant as reported on the Nasdaq Capital Market.

The following table sets forth the compensation paid by the Company during the fiscal year ended May 31, 2014 to the Company’s non-executive officer directors:

Director Compensation

Name	Year	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)	Non-equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total Compensation ($)

Rhea J. Posedel	2014	$100,006	(4)	$42,176	$797	$51,258	$194,237
Robert R. Anderson	2014	—		$54,791	—	—	$54,791
William W. R. Elder	2014	—		$48,989	—	—	$48,989
Mukesh Patel	2014	—		$53,543	—	—	$53,543
Mario M. Rosati	2014	—		$47,773	—	—	$47,773
Howard T. Slayen	2014	—		$55,466	—	—	$55,466

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(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended May 31, 2014 in accordance with the provisions of FASB ASC 718. See Note 1 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal 2014 filed with the SEC on August 28, 2014 regarding the assumptions underlying valuation of equity awards. The full grant date fair values of the awards granted in fiscal 2014 to Rhea Posedel computed in accordance with ASC 718 was equal to $25,704, and to outside directors Robert Anderson, William Elder, Mukesh Patel, Mario Rosati and Howard Slayen, computed in accordance with ASC 718, were equal to $76,446, $66,710, $74,214, $66,084 and $76,925, respectively. At the end of fiscal 2014, the aggregate number of option awards outstanding for each director was as follows: 229,233 held by Rhea Posedel; 80,041 held by Robert Anderson; 144,398 held by William Elder, 158,838 held by Mukesh Patel; 143,857 held by Mario Rosati, and 153,832 held by Howard Slayen. Options granted generally vest at either one-sixth (1/6th), or one-twelfth (1/12th) or one-forty-eighth (1/48th) of the shares each month after the date of grant, so long as the optionee remains a director of the Company.

(2)	Bonus amount earned in fiscal 2014 was made under the Company’s bonus plan.

(3)	Includes health and life insurance premiums and medical costs paid by the Company in the amount of $34,248, gain from the exercise of non-qualified stock option in the amount of $15,813 and contributions made by the Company under its ESOP in the amount of $1,197.

(4)	Reflects salary earned by Rhea Posedel in 2014 as an employee of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party. The Company’s policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure. Such a transaction is reviewed and approved by the Company’s Audit Committee as required by the Audit Committee’s charter. We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case by case basis.

Legal Counsel

During fiscal 2014, Mr. Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, or WSGR. The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2015.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Anderson and Elder. No interlocking relationship exists between the Company’s Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.

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REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Robert R. Anderson
William W.R. Elder

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 31, 2014, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially Owned(1)
Beneficial Owner	Number	Percent(2)

Directors and Named Executive Officers:
Rhea J. Posedel (3)	1,193,624	10.3%
Gayn Erickson (4)	578,687	4.9%
Robert R. Anderson (5)	544,299	4.7%
William W. R. Elder (6)	231,698	2.0%
Mukesh Patel (7)	427,767	3.7%
Mario M. Rosati (8)	351,824	3.0%
Howard T. Slayen (9)	218,832	1.9%
Gary L. Larson (10)	196,966	1.7%
David S. Hendrickson (11)	175,089	1.5%
Mark Allison (12)	29,220	*
Carl Buck (13)	165,255	1.4%
All Directors and Executive Officers as a group (13 persons) (14)	4,180,550	32.4%

Principal Shareholders:
Westerly Capital Management LLC (15) 201 Mission Street, Suite 580, San Francisco, CA 94105	712,000	6.2%
John M. Schneider (16) 4900 Perry Highway, Suite 300, Pittsburgh, PA 15229	604,663	5.3%

*	Represents less than 1% of the Common Shares

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares

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beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)	Percentage ownership is based on 11,497,711 shares of Common Stock outstanding on August 31, 2014. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2014 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 1,015,614 shares held by the Rhea J. Posedel Family Trust, and 133,957 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(4)	Includes 284,582 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(5)	Includes 200,000 shares held by the Robert Anderson 2000 Revocable Trust, 50,000 shares held by the Blinn Family Trust, of which Adriana E. Blinn, the significant other of Mr. Anderson, is the Trustee, and 48,617 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(6)	Includes 3,000 shares held by Derek S. Elder, Mr. Elder’s son, 1,800 shares held by William WR Elder & Gloria L S Elder, Trustees of the Elder Family Trust DTD 12/02/88, and 121,898 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(7)	Includes 250,000 shares held by the Patel Family Partners, LP, 5,000 shares held by Mukesh A. Patel and Harsha M. Patel, Co-Trustees of The Patel Revocable Trust U/A/D 6/6/2002 and 153,838 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(8)	Includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 151,016 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/5/90, 22,500 shares held by WS Investment Company, LLC (2001A) of which Mr. Rosati is a general partner, 8,750 shares held by Mario M. Rosati and Danelle Storm Rosati, Trustees of the Rosati Family Trust U/D/T dated May 23, 1997, and 138,857 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(9)	Includes 153,832 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(10)	Includes 72,708 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(11)	Includes 123,176 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(12)	Includes 26,249 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(13)	Includes 77,812 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(14)	Includes 1,402,815 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2014.

(15)	Includes 712,000 shares on Schedule 13G filed February 14, 2014 with the SEC by Westerly Capital Management, LLC.

(16)	Includes 604,663 shares on Schedule 13G filed February 13, 2014 with the SEC by John M. Schneider.

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REPORT OF THE AUDIT COMMITTEE (1)

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs.

The Company’s management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm, Burr Pilger Mayer, Inc., or BPM, is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for fiscal year 2014. BPM, the Company’s independent registered public accounting firm for fiscal year 2014, issued their unqualified report dated August 28, 2014 on the Company's consolidated financial statements.

The Audit Committee has also discussed with BPM the matters required to be discussed by the Auditing Standards No. 16, “Communications with Audit Committee.” The Audit Committee has also received the written disclosures and the letter from BPM required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with audit committees concerning auditor independence, and has conducted a discussion with BPM relative to its independence. The Audit Committee has considered whether BPM's provision of non-audit services is compatible with its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company's audited consolidated financial statements for the fiscal year ended May 31, 2014 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE

Howard T. Slayen
Robert R. Anderson
Mukesh Patel

(1) The information regarding the Audit Committee is not “soliciting” material and is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

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COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and 10% shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2014.

FINANCIAL STATEMENTS

The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this Proxy Statement to shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

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OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

GAYN ERICKSON
President and Chief Executive Officer

Dated: September 26, 2014

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AEHR TEST SYSTEMS

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

+

1. Election of Directors: 01 - Rhea J. Posedel; 02 - Gayn Erickson; 03 - Robert R. Anderson; 04 - William W. R. Elder; 05 - Mukesh Patel; 06 - Mario M. Rosati; 07 - Howard T. Slayen

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

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5. In their discretion, the proxyholders are authorized to vote upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X +

01WLAB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

AEHR TEST SYSTEMS

Proxy — AEHR TEST SYSTEMS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AEHR TEST SYSTEMS

The undersigned shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Gayn Erickson and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 21, 2014, at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE ELECTION OF THE NOMINATED DIRECTORS, (2) FOR THE AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN, (3) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, (4) FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, AND (5) AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

PLEASE SIGN AND DATE ON REVERSE SIDE